EXHIBIT 99.1
                                                                    ------------

                REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
                         ON FINANCIAL STATEMENT SCHEDULE


To the Board of Directors and Shareholders
Signature Eyewear, Inc.

Our Audit of the financial statements of Sugnature Eyewear, Inc. referred to in our report dated February 11, 2009 appearing in Item 8 in this Annual Report on Form 10-K also included an audit of the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.


Sherman Oaks, California
February 11, 2009


                                                                                  SIGNATURE EYEWEAR, INC
                                                         VALUATION AND QUALIFYING ACCOUNTS - SCHEDULE II
                                                                         For the Years Ended October 31,
--------------------------------------------------------------------------------------------------------

                                                               Additions      Additions
                                                  Balance,    (Deductions)   (Deductions)      Balance,
                                                 Beginning     Charge to         from            End
                                                  of Year      Operations       Reserve        of Year
                                               ------------   ------------   ------------   ------------
ALLOWANCE FOR DOUBTFUL ACCOUNTS
     OCTOBER 31, 2008                          $     52,836   $        --    $    (10,700)  $     42,136
                                               ============   ============   ============   ============
     OCTOBER 31, 2007                          $     57,373   $    115,090   $   (119,627)  $     52,836
                                               ============   ============   ============   ============

RESERVES FOR SLOW MOVING INVENTORIES
     OCTOBER 31, 2008                          $        --    $        --    $        --           $ -
                                               ============   ============   ============   ============
     OCTOBER 31, 2007                          $        --    $        --    $        --           $ -
                                               ============   ============   ============   ============

VALUATION ALLOWANCE FOR DEFERRED TAX ASSETS
     OCTOBER 31, 2008                          $  5,105,800   $     (8,320)  $    (39,680)  $  5,057,800
                                               ============   ============   ============   ============
     OCTOBER 31, 2007                          $  7,381,800   $  2,090,634   $ (4,366,634)  $  5,105,800
                                               ============   ============   ============   ============

RESERVES FOR CUSTOMER RETURNS
     OCTOBER 31, 2008                          $    300,309   $        --    $     (9,631)  $    290,678
                                               ============   ============   ============   ============
     OCTOBER 31, 2007                          $    300,309   $        --    $        --    $    300,309
                                               ============   ============   ============   ============

   The accompanying notes are an integral part of these financial statements.